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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 9, 2001, relating to the financial statements and financial statement schedules of Charles River Laboratories
International, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
July 5, 2001